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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 8, 1997 accompanying the consolidated financial statements included in the Annual Report of National Quality Care, Inc. on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of National Quality Care, Inc. on Form S-8 and the reference to our firm therein under the caption entitled "Interests of Named Experts and Counsel."

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 30, 1998